The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated July 11, 2022†

JPMorgan Chase Financial Company LLC	July 2022

Amendment No. 1 dated July 11, 2022† to Preliminary Pricing Supplement

Registration Statement Nos. 333-236659 and 333-236659-01

Dated July     , 2022

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due July 17, 2025

Based on the Value of the NASDAQ-100 Index®
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to at least 2.175% of the stated principal amount with respect to each quarterly monitoring period during which the closing level of the underlying index is greater than or equal to 75% of the initial index value, which we refer to as the coupon barrier level. However, if, on any day during a quarterly monitoring period, the closing level of the underlying index is less than the coupon barrier level, you will not receive any contingent quarterly payment for the related quarterly monitoring period. In addition, if the closing level of the underlying index is greater than or equal to the initial index value on any determination date (other than the first and final determination dates), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period. If the securities have not been automatically redeemed prior to maturity and the final index value is greater than or equal to 60% of the initial index value, which we refer to as the downside threshold level, the payment at maturity due on the securities will be the stated principal amount plus, if the closing level on each day during the final quarterly monitoring period is greater than or equal to the coupon barrier level, the contingent quarterly payment with respect to the final quarterly monitoring period. If, however, the securities have not been automatically redeemed prior to maturity and the final index value is less than the downside threshold level, you will be exposed to the decline in the underlying index, as compared to the initial index value, on a 1-to-1 basis and will receive a cash payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the underlying index. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying index:	NASDAQ-100 Index® (Bloomberg ticker: NDX Index)
Aggregate principal amount:	$
Early redemption:

If, on any of the determination dates (other than the first and final determination dates), the closing level of the underlying index is greater than or equal to the initial index value, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing level of the underlying index is below the initial index value on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.
Contingent quarterly payment:

•   If the closing level of the underlying index is greater than or equal to the coupon barrier level on each day during a quarterly monitoring period, we will pay a contingent quarterly payment of at least $21.75 (at least 2.175% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be provided in the pricing supplement.

•   If the closing level of the underlying index is less than the coupon barrier level on any day during a quarterly monitoring period, no contingent quarterly payment will be payable with respect to that quarterly monitoring period. It is possible that the closing level of the underlying index will be below the coupon barrier level on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments.

Determination dates:	October 14, 2022, January 17, 2023, April 14, 2023, July 14, 2023, October 16, 2023, January 16, 2024, April 15, 2024, July 15, 2024, October 14, 2024, January 14, 2025, April 14, 2025 and July 14, 2025, subject to postponement for non-trading days and certain market disruption events
Contingent payment dates:	October 19, 2022, January 20, 2023, April 19, 2023, July 19, 2023, October 19, 2023, January 19, 2024, April 18, 2024, July 18, 2024, October 17, 2024, January 17, 2025, April 17, 2025 and the maturity date, subject to postponement in the event of certain market disruption events and as described under “General Terms of the Notes — Postponement of Payment Date” in the accompanying product supplement
Payment at maturity:	• If the final index value is greater than or equal to the downside threshold level:	(i) the stated principal amount plus, (ii) if the closing level of the underlying index on each day during the final quarterly monitoring period is greater than or equal to the coupon barrier level, the contingent quarterly payment with respect to the final quarterly monitoring period.
• If the final index value is less than the downside threshold level:	(i) the stated principal amount times (ii) the index performance factor. This cash payment will be less than 60% of the stated principal amount of the securities and could be zero.
Coupon barrier level:	$ , which is equal to 75% of the initial index value
Downside threshold level:	$ , which is equal to 60% of the initial index value
Quarterly monitoring period:	With respect to each contingent payment date, the period from but excluding the second immediately preceding determination date (or, in the case of the first determination date, from but excluding the pricing date) to and including the immediately preceding determination date
Initial index value:	The closing level of the underlying index on the pricing date
Final index value:	The closing level of the underlying index on the final determination date
Index performance factor:	final index value / initial index value
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	July , 2022 (expected to price on or about July 14, 2022)
Original issue date (settlement date):	July , 2022 (3 business days after the pricing date)
Maturity date:	July 17, 2025, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP/ISIN:	48133LPB2 / US48133LPB26
Listing:	The securities will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$20.00(2)	$975.00
$5.003)
Total	$	$	$

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $20.00 per $1,000 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security.

If the securities priced today and assuming a contingent quarterly payment equal to the minimum listed above, the estimated value of the securities would be approximately $947.70 per $1,000 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $920.00 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement, “Risk Factors” beginning on page US-3 of the accompanying underlying supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.
Product supplement no. MS-1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf
Underlying supplement no. 1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf
Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

†This amendment no. 1 amends and restates and supersedes the preliminary pricing supplement related hereto dated July 8, 2022 to product supplement no. MS-1-II in its entirety (the original preliminary pricing supplement dated July 8, 2022 is available on the SEC website at: http://www.sec.gov/Archives/edgar/data/0001665650/000182912622014206/jpm_424b2.htm).

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due July 17, 2025

Based on the Value of the NASDAQ-100 Index®

Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities due July 17, 2025 Based on the Value of the NASDAQ-100 Index®, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to at least $21.75 (at least 2.175% of the stated principal amount) per security, with respect to each quarterly monitoring period during which the closing level of the underlying index on each day is greater than or equal to 75% of the initial index value, which we refer to as the coupon barrier level. The actual contingent quarterly payment will be provided in the pricing supplement. The contingent quarterly payment, if any, will be payable quarterly on the contingent payment date immediately following the determination date on which the related quarterly monitoring period ends. However, if the closing level of the underlying index is less than the coupon barrier level on any day during a quarterly monitoring period, investors will receive no contingent quarterly payment for that quarterly monitoring period. It is possible that the closing level of the underlying index could be below the coupon barrier level on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if the closing level of the underlying index were to be at or above the coupon barrier level on each day during some quarterly monitoring periods, the underlying index may fluctuate below the coupon barrier level on any day during others.

If the closing level of the underlying index is greater than or equal to the initial index value on any determination date (other than the first and final determination dates), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period. If the securities have not previously been redeemed and the final index value is greater than or equal to 60% of the initial index value, which we refer to as a downside threshold level, the payment at maturity will be the sum of the stated principal amount and, if the closing level of the underlying index on each day during the final quarterly monitoring period is greater than or equal to the coupon barrier level, the contingent quarterly payment with respect to the final quarterly monitoring period. However, if the securities have not previously been redeemed and the final index value is less than the downside threshold level, investors will be exposed to the decline in the closing level of the underlying index, as compared to the initial index value, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the index performance factor, which will be less than 60% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the underlying index.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, the underlying index is an “Index.”

July 2022	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due July 17, 2025

Based on the Value of the NASDAQ-100 Index®

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to at least 2.175% of the stated principal amount with respect to each quarterly monitoring period during which the closing level of the underlying index on each day is greater than or equal to 75% of the initial index value, which we refer to as the coupon barrier level. The actual contingent quarterly payment will be provided in the pricing supplement. The securities may be redeemed prior to maturity for the stated principal amount per security plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period, and the payment at maturity will vary depending on the final index value on each day during the final quarterly monitoring period including the final index value, as follows:

Scenario 1

This scenario assumes that, prior to early redemption, the underlying index closes at or above the coupon barrier level on each day during some quarterly monitoring periods but the underlying index closes below the coupon barrier level on one or more days during the others. On the 6th determination date, the closing level of the underlying index is greater than or equal to the initial index value.

▪       Investors receive the contingent quarterly payment for the quarterly monitoring periods during which the closing level of the underlying index is at or above the coupon barrier level on each day during the related quarterly monitoring period.

▪       On the contingent payment date immediately following the 6th determination date, the securities will be automatically redeemed for (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.

Scenario 2

This scenario assumes that the underlying index closes at or above the coupon barrier level on each day during some quarterly monitoring periods but the underlying index closes below the coupon barrier level on one or more days during the others, and the underlying index closes below the initial index value on all the determination dates prior to the final determination date. On the final determination date, the underlying index closes at or above the downside threshold level.

▪       Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly monitoring periods during which the closing level of the underlying index is at or above the coupon barrier level on each day during the related quarterly monitoring period. At maturity, investors will receive the stated principal amount and any contingent quarterly payment otherwise due with respect to the final quarterly monitoring period.

Scenario 3

This scenario assumes that the underlying index closes at or above the coupon barrier level on each day during some quarterly monitoring periods but below the coupon barrier level on one or more days during the others. On the final determination date, the underlying index closes below the downside threshold level.

▪       Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly monitoring periods during which the closing level of the underlying index is at or above the coupon barrier level on each day during the related quarterly monitoring period. At maturity, investors will receive the stated principal amount times the index performance factor, which will be less than 60% of the stated principal amount and could be zero.

▪       Investors will lose some, and may lose all, of their principal in this scenario.

July 2022	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due July 17, 2025

Based on the Value of the NASDAQ-100 Index®

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing level of the underlying index and (2) the final index value.

Diagram #1: First Quarterly Monitoring Period

Diagram #2: Quarterly Monitoring Periods (Other Than the First and Final Quarterly Monitoring Periods)

July 2022	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due July 17, 2025

Based on the Value of the NASDAQ-100 Index®

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

July 2022	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due July 17, 2025

Based on the Value of the NASDAQ-100 Index®

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a quarterly monitoring period, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment or whether the securities will be automatically redeemed will be determined by reference to the closing level of the underlying index on each day during a quarterly monitoring period and the closing level of the underlying index on each quarterly determination date, respectively, and the amount you will receive at maturity, if any, will be determined by reference to the final index value and the closing level of the underlying index on each day during the final quarterly monitoring period. The hypothetical initial index value of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial index value. The actual initial index value will be the closing level of the underlying index on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing levels of the underlying index, please see the historical information set forth under “NASDAQ-100 Index® Overview” in this pricing supplement. The actual coupon barrier level and downside threshold level of the underlying index will be provided in the pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Hypothetical contingent quarterly payment:	A contingent quarterly payment of $21.75 per quarter per security will be paid on the securities on each contingent payment date but only if the closing level of the underlying index is at or above the coupon barrier level on each day during the related quarterly monitoring period.
Early redemption:	If the closing level of the underlying index is greater than or equal to the initial index value on any quarterly determination date (other than the first and final determination dates), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.
Payment at maturity (if the securities have not been automatically redeemed early):

If the final index value is greater than or equal to the downside threshold level: the stated principal amount and, if the closing level of the underlying index on each day of the final quarterly monitoring period is greater than or equal to the coupon barrier level, and the contingent quarterly payment with respect to the final quarterly monitoring period.

If the final index value is less than the downside threshold level: (i) the stated principal amount times (ii) the index performance factor

Stated principal amount:	$1,000 per security
Hypothetical initial index value:	100.00
Hypothetical coupon barrier level:	75.00, which is 75.00% of the hypothetical initial index value
Hypothetical downside threshold level:	60.00, which is 60.00% of the hypothetical initial index value

July 2022	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due July 17, 2025

Based on the Value of the NASDAQ-100 Index®

Principal at Risk Securities

How to determine whether a contingent quarterly payment is payable with respect to a quarterly monitoring period:

	Lowest closing level during quarterly monitoring period	Contingent quarterly payment
Hypothetical Quarterly Monitoring Period 1	80 (at or above coupon barrier level)	$21.75
Hypothetical Quarterly Monitoring Period 2	50 (below coupon barrier level)	$0

During hypothetical quarterly monitoring period 1, the underlying index closes at or above the coupon barrier level on each day. Therefore, a contingent quarterly payment of $21.75 is payable on the relevant contingent payment date.

During hypothetical quarterly monitoring period 2, the underlying index closes below the coupon barrier level on at least one day and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing level of the underlying index is below the coupon barrier level on any day during the related quarterly monitoring period.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Closing level	Early redemption payment
Hypothetical Determination Date 1	80 (below initial index value)	n/a (securities are not redeemed early)
Hypothetical Determination Date 2	120 (at or above initial index value)	$1,000.00 (the stated principal amount) plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period

The securities are not redeemable prior to the second contingent payment date. These examples assume that each of determination dates 1 and 2 occur on or after the second determination date and is not the final determination date.

On hypothetical determination date 1, the underlying index closes below the initial index value. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 2, the underlying index closes at or above the initial index value. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period. No further payments will be made on the securities once they have been redeemed.

July 2022	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due July 17, 2025

Based on the Value of the NASDAQ-100 Index®

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Lowest closing level during final quarterly monitoring period	Final index value	Payment at maturity
Example 1:	85 (at or above coupon barrier level)	90 (at or above downside threshold level)	$1,021.75 (the stated principal amount plus the contingent quarterly payment with respect to the final quarterly monitoring period)
Example 2:	60 (below coupon barrier level)	85 (at or above downside threshold level)	$1,000.00 (the stated principal amount)
Example 3:	20 (below coupon barrier level)	30 (below downside threshold level)	$1,000 × (30 / 100.00) = $300.00

In example 1, the final index value is at or above the downside threshold level and the underlying index closes at or above the coupon barrier level on each day during the final quarterly monitoring period. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final quarterly monitoring period.

In example 2, the final index value is at or above the downside threshold level but the underlying index closes below the coupon barrier level on at least one day during the final quarterly monitoring period. Therefore, you receive at maturity the stated principal amount of the securities.

Similarly, in example 3, the final index value is below the downside threshold level, and you receive a cash payment at maturity equal to the stated principal amount times the index performance factor.

If the final index value is below the downside threshold level, you will be exposed to the downside performance of the underlying index at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

July 2022	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due July 17, 2025

Based on the Value of the NASDAQ-100 Index®

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index value is less than the downside threshold level, you will be exposed to the decline in the closing level of the underlying index, as compared to the initial index value, on a 1-to-1 basis and you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the index performance factor. In this case, your payment at maturity will be less than 60% of the stated principal amount and could be zero.
▪	You will not receive any contingent quarterly payment for any quarterly monitoring period if the closing level of the underlying index is less than the coupon barrier level on any day during that quarterly monitoring period. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment will be made with respect to a quarterly monitoring period only if the closing level of the underlying index on each day during the quarterly monitoring period is greater than or equal to the coupon barrier level. If the closing level of the underlying index is below the coupon barrier level on any day during a quarterly monitoring period, you will not receive a contingent quarterly payment for that quarterly monitoring period. It is possible that the closing level of the underlying index could be below the coupon barrier level on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on one of our conventional debt securities of comparable maturity.
▪	The contingent quarterly payment is based on the closing levels of the underlying index during the quarterly monitoring periods. Whether the contingent quarterly payment will be made with respect to a quarterly monitoring period will be based on the closing level of the underlying index on each day during that quarterly monitoring period. As a result, you will not know whether you will receive the contingent quarterly payment until the end of the related quarterly monitoring period. Moreover, because the contingent quarterly payment is based on the closing level of the underlying index on each day during that quarterly monitoring period, if the closing level on any day during that quarterly monitoring period is below the coupon barrier level, you will not receive any contingent quarterly payment with respect to that quarterly monitoring period, even if the closing level of the underlying index was higher on other days during that quarterly monitoring period.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Investors will not participate in any appreciation of the underlying index. Investors will not participate in any appreciation of the underlying index from the initial index value, and the return on the securities will be limited to the
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JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due July 17, 2025

Based on the Value of the NASDAQ-100 Index®

Principal at Risk Securities

contingent quarterly payment that is paid with respect to each quarterly monitoring period during on which the closing level of the underlying index on each day is greater than or equal to the coupon barrier level, if any.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately six months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment and you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The final terms and estimated valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities and the contingent quarterly payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the contingent quarterly payment.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Consideration. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated
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value of the securities.  In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.  The calculation agent will determine the initial index value, the coupon barrier level, the downside threshold level and the final index value, whether the closing level of the underlying index on any determination date is greater than or equal to the initial index value, is below the coupon barrier level on any day during any quarterly monitoring period or is below the downside threshold level on the final determination date.  Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of the underlying index. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index value and, as a result, the coupon barrier level, which is the value at or above which the underlying index must close on each day during a quarterly monitoring period in order for you to earn a contingent quarterly payment or, if the securities are not redeemed prior to maturity, the downside threshold level, which is the value at or above which the underlying index must close on the final determination date in order for you to avoid being exposed to the negative performance of the underlying index at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing level of the underlying index on any day during any quarterly monitoring period or on the final determination date and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market
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prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of the underlying index, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying index;
o	the time to maturity of the securities;
o	whether the closing level of the underlying index has been, or is expected to be, less than the coupon barrier level on any day during any quarterly monitoring period and whether the final index value is expected to be less than the downside threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the equity securities included in the underlying index;
o	interest and yield rates in the market generally; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Index

▪	The securities are subject to risks associated with securities issued by non-U.S. companies. Some of the equity securities included in the underlying index have been issued by non-U.S. companies. Investments in securities linked to the value of non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of non-U.S. equity securities may be adversely affected by political, economic, financial and social factors in the home countries of the issuers of the non-U.S. companies, including changes in those countries’ government, economic and fiscal policies, currency exchange laws or other laws or restrictions.
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▪	Investing in the securities is not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the underlying index.
▪	Adjustments to the underlying index could adversely affect the value of the securities. The underlying index publisher may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the securities included in the underlying index, or engaging in transactions in them, and any such action could adversely affect the value of the securities or the underlying index. These legislative and regulatory actions could result in restrictions on the securities. You may lose a significant portion or all of your initial investment in the securities if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

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NASDAQ-100 Index® Overview

The NASDAQ-100 Index® is a modified market capitalization-weighted index of 100 of the largest non-financial securities listed on The NASDAQ Stock Market based on market capitalization. For additional information about the NASDAQ-100 Index®, see “Equity Index Descriptions — The NASDAQ-100 Index®” in the accompanying underlying supplement.

Information as of market close on July 8, 2022:

Bloomberg Ticker Symbol:	NDX	52 Week High (on 11/19/2021):	16,573.340
Current Closing Level:	12,125.69	52 Week Low (on 6/16/2022):	11,127.570
52 Weeks Ago (on 7/8/2021):	14,722.140

The table below sets forth the published high and low closing levels, as well as end-of-period closing levels, of the underlying index for each quarter in the period from January 1, 2017 through July 8, 2022. The closing level of the underlying index on July 8, 2022 was 12,125.69. The associated graph shows the closing levels of the underlying index for each day in the same period. We obtained the closing level information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the level of the underlying index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the underlying index are not reflected in its closing level and, therefore, have no effect on the calculation of any payment on the securities.

NASDAQ-100 Index®	High	Low	Period End
2017
First Quarter	5,439.74	4,911.33	5,436.23
Second Quarter	5,885.30	5,353.59	5,646.92
Third Quarter	6,004.38	5,596.96	5,979.30
Fourth Quarter	6,513.27	5,981.92	6,396.42
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter (through July 8, 2022)	12,125.69	11,585.68	12,125.69

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NASDAQ-100 Index® Historical Performance – Daily Closing Levels* January 3, 2017 to July 8, 2022

18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Index Level
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Source: Bloomberg

*The black dotted line in the graph indicates the hypothetical coupon barrier level, equal to 75% of the closing level of the underlying index on July 8, 2022, and the red dotted line in the graph indicates the hypothetical downside threshold level, equal to 60% of the closing level of the underlying index on July 8, 2022. The actual coupon barrier level and downside threshold level will be based on the closing level of the underlying index on the pricing date.

License Agreement.  JPMorgan Chase & Co. or its affiliate has entered into a non-exclusive license agreement with Nasdaq, Inc. providing for the license to it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the NASDAQ-100 Index® in connection with certain securities, including the Bear Market PLUS. For more information, see “Equity Index Descriptions — The NASDAQ-100 Index® — License Agreement” in the accompanying underlying supplement.

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000/1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when
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these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” in this document for an illustration of the risk-return profile of the securities and “NASDAQ-100 Index® Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
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Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the securities will be made against payment for the securities on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) (the “OSA”), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI-33-103”).

Accordingly, by placing a purchase order for securities, each purchaser of securities in Canada will be deemed to have represented to the issuer, the guarantor and each agent and dealer participating in the sale of the notes that such purchaser:

•        is an “accredited investor” as defined in section 1.1 of NI 45-106 or subsection 73.3(1) of the OSA and is either purchasing the securities as principal for its own account, or is deemed to be purchasing the securities as principal by applicable law;

•        is a “permitted client” as defined in section 1.1 of NI 31-103 and, in particular, if the purchaser is an individual, he or she beneficially owns financial assets (as defined in section 1.1 of NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000;

•        is not a company or other entity created or being used solely to purchase or hold securities as an “accredited investor”; and

•        is not an “insider” of the issuer or the guarantor and is not registered as a dealer, adviser or otherwise under the securities laws of any province or territory of Canada.

The securities are being distributed in Canada on a private placement basis only and therefore any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Each of the issuer and the guarantor is not a reporting issuer in any province or territory in Canada and the securities are not listed on any stock exchange in Canada and there is currently no public market for the securities in Canada. Each of the issuer and the guarantor currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the securities to the public, or listing its securities on any stock exchange in Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the securities.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

The issuer, the guarantor, the agents and the dealers are relying on the statutory exemption contained in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), which provides that the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering are not applicable.

By purchasing securities, the purchaser acknowledges that the issuer, the guarantor, the agents and the dealers and their respective agents and advisers may each collect, use and disclose its name, telephone number, address, the number and value of any securities purchased and other specified personally identifiable information (the “personal information”), including the principal amount of securities that it has purchased and whether the purchaser is an “insider” of the issuer or the guarantor or a “registrant” for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. By purchasing securities, the purchaser consents to the

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foregoing collection, use and disclosure of the personal information pertaining to the purchaser.

Furthermore, by purchasing securities, the purchaser acknowledges that the personal information concerning the purchaser (A) will be disclosed to the relevant Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the personal information; (B) is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing securities, the purchaser shall be deemed to have authorized such indirect collection of the personal information by the relevant Canadian securities regulatory authorities.

Questions about the indirect collection of personal information should be directed to the securities regulatory authority in the province of the purchaser, using the following contact information: in British Columbia, the British Columbia Securities Commission can be contacted at P.O. Box 10142, Pacific Center, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2 or at (604) 899-6500 or 1-800-373-6393; in Alberta, the Alberta Securities Commission can be contacted at Suite 600, 250 – 5th Street SW, Calgary, Alberta T2P 0R4 or at (403) 297-6454 or 1-877-355-0585; in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan can be contacted at Suite 601 – 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2 or at (306) 787-5842; in Manitoba, The Manitoba Securities Commission can be contacted at 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5 or at (204) 945-2561 or 1-800-655-5244; in Ontario, the Ontario Securities Commission can be contacted at 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8 or at (416) 593-8314 or 1-877-785-1555; in Québec, the Autorité des marchés financiers can be contacted at 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3 or at (514) 395-0337 or 1-877-525-0337; in New Brunswick, the Financial and Consumer Services Commission (New Brunswick) can be contacted at 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2 or at (506) 658-3060 or 1-866-933-2222; in Nova Scotia, the Nova Scotia Securities Commission can be contacted at Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8 or at (902) 424-7768; in Prince Edward Island, the Prince Edward Island Securities Office can be contacted at 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8 or at (902) 368-4569; and in Newfoundland and Labrador, the Director of Securities of the Government of Newfoundland and Labrador’s Financial Services Regulation Division can be contacted at P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6 or at (709) 729-4189; and (b) has authorized the indirect collection of the personal information by the securities regulatory authority or regulator in the local jurisdiction.

The purchaser acknowledges that each of the issuer and the guarantor is an entity formed under the laws of a jurisdiction outside of Canada. Some or all of the managers and officers of the issuer or the guarantor may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon such entity or such persons. All or a substantial portion of the assets of each of the issuer and the guarantor may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment in Canada against the issuer, the guarantor or their respective directors and officers or to enforce a judgment obtained in Canadian courts against the issuer, the guarantor or such persons outside of Canada. The securities will not be governed by the laws of any province or territory of Canada. Accordingly, it may not be possible to enforce securities in accordance with their terms in a Canadian court.

This document does not address the Canadian tax consequences of ownership of securities. Prospective purchasers should consult their own tax advisors with respect to the Canadian and other tax considerations applicable to them.

Supplemental information about the form of the securities:

The securities will initially be represented by a type of global security that we refer to as a master note.  A master note represents multiple securities that may be issued at different times and that may have different terms.  The trustee and/or paying agent will, in accordance with instructions from us, make appropriate entries or notations in its records relating to the master note representing the securities to indicate that the master note evidences the securities.

Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

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This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. This amendment no. 1 amends and restates and supersedes the preliminary pricing supplement related hereto dated July 8, 2022 in their entirety. You should not rely on the original preliminary pricing supplement related hereto dated July 8, 2022 in making your decision to invest in the securities. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

• Underlying supplement no. 1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

• Prospectus supplement and prospectus, each dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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